Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Watts Water Technologies, Inc.

We consent to the incorporation by reference in the following registration statements of Watts Water Technologies, Inc. Nos. 333-32685; 33-37926; 33-69422; 33-64627; 333-105798; 333-108699; 333-115968; and 33-30377 on Form S-8 and Nos. 333-85862 and 333-105989 on Form S-3 of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule,  management’s assessment of the  effectiveness of internal  control over financial  reporting as of December 31, 2004, and the effectiveness of internal control over financial  reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Watts Water Technologies, Inc.

/s/ KPMG LLP

Boston, Massachusetts
March 14, 2005